AMENDMENT TO ASSET PURCHASE AGREEMENT


                  This Amendment to Asset Purchase Agreement (the "Amendment") is made and entered into as of this 6th day of October, 1998, by and between Lyon's of California, Inc., a California corporation, I.C.H. Corporation, a Delaware corporation (collectively, "Buyer") and Lyon's Restaurants, Inc., a Delaware corporation ("Seller").

                                    RECITALS

         A. Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of August 14, 1998 (the "Agreement") and desire to amend the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Defined Terms. All terms used in this Amendment without being defined shall have the meaning ascribed to them in the Agreement.

         2. Change in Purchase Price; Payment Through Promissory Note. The Purchase Price is hereby changed from Twenty-Two Million Dollars ($22,000,000) to Twenty-Two Million Six Hundred Thousand Dollars ($22,600,000). The increased amount of Six Hundred Thousand Dollars ($600,000) shall be in the form of a promissory note from Buyer to Seller that shall be due and payable on the earlier of (i) six (6) months after the Closing Date, or (ii) the effective date of Seller's chapter 11 plan. The amount due under the promissory note shall bear no interest prior to its due date, but shall bear interest at 8% if not paid when due.

         3. Break Up Fee. The Break-Up Fee (formerly $1,100,000 plus expenses) shall be reduced by One Hundred Thousand Dollars ($100,000).

         4. Minimum Overbid.  The initial minimum overbid referred to in Section
8.4.3 of the Agreement is hereby changed from Twenty-Three Million Eight Hundred Thousand Dollars ($23,800,000) to Twenty-Four Million Four Hundred Thousand Dollars ($24,400,000).


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         5.  No  Other  Changes.  Except  as  specifically  set  forth  in  this
Amendment, all of the terms and conditions of the Agreement remain in full force and effect and are not modified or in any way affected by this Amendment.


             IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                             I.C.H. CORPORATION, a
                                             Delaware Corporation


                                     By: /s/ James R. Arabia
                                     -----------------------------------------
                                     Name: James R. Arabia
                                     Its: Chairman and CEO

                                     LYON'S OF CALIFORNIA, INC., a
                                     California Corporation


                                     By: /s/ James R. Arabia
                                     -----------------------------------------
                                     Name: James R. Arabia
                                     Its: Chairman and CEO


                                     LYON'S RESTAURANTS, INC., a
                                     Delaware Corporation


                                     By: /s/ John G. Ghuzzi
                                     -----------------------------------------
                                     Name: John G. Ghuzzi
                                     Its: President and Chief Executive
                                              Officer


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